SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                _____________

                                  FORM 8-K


                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                                 _____________

                                 April 13, 1998
               Date of report (date of earliest event reported)


                        Aquila Biopharmaceuticals, Inc.
              (Exact name of Registrant as specified in Charter)



      Delaware                     0-12081              04-3307818
  (State or                    (Commission File       (I.R.S. Employer
  jurisdiction of                Number)             Identification Number)
  incorporation)


                  365 Plantation Street, Worcester, MA 01605
               (Address of Principal Executive Offices) (Zip Code)

                                 (508) 797-5777
                  (Registrant's Telephone Number including Area Code)

                                Not Applicable
          (Former name or former address, if changed since last report)


Item 2.  Acquisition or Disposition of Assets.

On April 13, 1998, VacTex, Inc. ("VacTex") became a wholly owned subsidiary of Aquila Biopharmaceuticals, Inc. (the "Company") by virtue of its merger with Aquila Acquisition, Inc., a wholly owned subsidiary of the Company.
To effect the merger, the Company caused the exchange of 1,150,000 shares of the Company's common stock, $.01 par value, and 7% subordinated debentures in the aggregate principal amount of $1,300,000 ("Debentures") for all of the issued and outstanding capital stock of VacTex. The amount of consideration for the transaction was determined by the Company based upon the value to the Company of acquiring the business of VacTex.

VacTex is a development stage company formed in January 1996 to develop a scientific understanding of the CD1 lipid antigen presenting system. Through sponsored research arrangements, VacTex has sought to demonstrate that the host response to lipid antigens is an important component of the immune system. VacTex' principle asset is a license agreement with Brigham & Women's Hospital, Inc. granting to VacTex the exclusive right to make, use, sell, distribute and license products relating to the CD1 lipid antigen presenting system.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired.


                               VACTEX, INC.
                    (A Development Stage Enterprise)

                          FINANCIAL STATEMENTS

               For the years ended DECEMBER 31, 1997 AND 1996

                     REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of VacTex, Inc.:

We have audited the accompanying balance sheets of VacTex, Inc. (a development stage enterprise), as of December 31, 1997 and 1996 and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended and cumulative from inception (November 1, 1995) to December 31, 1997. These financial statement are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VacTex, Inc. (a development stage enterprise), as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended and cumulative from inception (November 1, 1995) to December 31, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has incurred losses from operations since inception and requires additional financing. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Coopers & Lybrand, L.L.P.
Boston, Massachusetts
March 16, 1998

                              VACTEX, INC.
                    (A Development Stage Enterprise)
                            BALANCE SHEETS

                      December 31, 1997 and 1996

  ASSETS                                          1997            1996
                                                 ______          ______

Current assets:                              $   135,346       1,171,577
Cash and cash equivalents
Interest receivable                                 -              9,350
                                                --------      ----------
        Total current assets                     135,346       1,180,927
                                                --------       ---------
                Total assets                 $   135,346     $ 1,180,927
                                                ========       =========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                   6,455           1,913
Payable to related party (Note D)                 14,519         172,813

Commitments (Notes C and D)

Stockholders' equity (Note C):
Redeemable preferred stock Series A Cumulative
  Convertible, $.01 par value; 2,500,000
  authorized; 2,000,000 shares issued and
  outstanding                                  2,383,586       2,183,586
Common stock, $.01 par value; 5,000,000
  authorized; 935,000 and 785,000
  shares issued and outstanding as of
  December 31, 1997 and 1996, respectively         9,350           7,850

Additional paid-in capital                           -               -
Deficit accumulated during development stage  (2,278,564)     (1,185,235)
                                              -----------     -----------
Total stockholders' equity                       114,372       1,006,201
                                              -----------     -----------
Total liabilities and stockholders' equity   $   135,346     $ 1,180,927
                                              ===========     ===========

The accompanying notes are an integral part of the financial statements.





                                 VACTEX, INC.
                      (A Development Stage Enterprise)
                          STATEMENTS OF OPERATIONS

           for the years ended December 31, 1997 and 1996 and cumulative from inception (November 1, 1995) to December 31, 1997



                                                              Cumulative
                                                            From Inception
                                                            (November 1,
                                                               1995) to
                                                             December 31,
                                       1997        1996         1997
                                      ------      ------    --------------
Operating expenses:
        Research and development     (891,160)  $ (992,102)   $(1,883,262)
        General and administrative    (39,238)     (94,044)      (133,806)
                                     ---------   ----------   ------------
          Operating loss             (930,398)  (1,086,146)    (2,017,068)

        Interest income, net           21,949       71,267         93,470
                                    ----------  -----------    -----------
                Net loss           $ (908,449) $(1,014,879)   $(1,923,598)
                                     =========  ===========    ===========

The accompanying notes are an integral part of the financial statements.

                               VACTEX, INC.
                       (A Development Stage Enterprise)
               STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY from inception (November 1, 1995) through December 31, 1997


                           Redeemable
                            Series A
                           Cumulative                                      Deficit
                          Convertible                         Additional  Accumulated     Total
                        Preferred Stock      Common Stock       Paid-In       Since     Stockholders'
                         Shares  Amount     Shares   Amount      Capital     Inception      Equity

November 1, 1995

Issuance of common stock
   to founders,
   December 1995                            310,000 $  3,100                               $3,100

Issuance of Series A
   Preferred stock,
   December 1995      1,000,000 $1,000,000                                              1,000,000

Accretion of redeemable
        stock                        3,283                                $  (3,283)         -

Net loss                                                                       (270)         (270)
                                                                               -----         -----
Balance December 31,
   1995               1,000,000  1,003,283  310,000    3,100                 (3,553)    1,002,830

Issuance of common stock
   to BWH (see Note D),
   January 1996                             325,000    3,250                                3,250

Issuance of common stock
   to Procept (see Note D),
   March through December 1996              150,000    1,500   $ 13,500                    15,000

Issuance of Series A
   Preferred stock,
   February 1996      1,000,000  1,000,000                                              1,000,000

Accretion of redeemable
   stock                           180,303                      (13,500)   (166,803)       -

Net loss                                                                 (1,014,879)   (1,014,879)
                                                                         -----------   -----------
Balance December 31,
   1996               2,000,000  2,183,586  785,000    7,850             (1,185,235)    1,006,201

Issuance of common stock
   to Procept (see
   Note D), March through
   December 1997                            150,000    1,500     13,500                    15,000

Stock option compensation                                         1,620                     1,620

Accretion of redeemable stock      200,000                      (15,120)   (184,880)          -

Net loss                                                                   (908,449)     (908,449)
                                                                           ---------     ---------
Balance December 31,
   1997               2,000,000 $2,383,586  935,000   $9,350        -   $(2,278,564)     $114,372
                      ========= ==========  =======   ======    =======  ===========     =========

The accompanying notes are an integral part of the financial statements.



                                 VACTEX, INC.
                      (A Development Stage Enterprise)
                           STATEMENT OF CASH FLOWS

          for the years ended December 31, 1997 and 1996 and cumulative from inception (November 1, 1995) to December 31, 1997





                                                                    Cumulative
                                                                 From Inception
                                                                   (November 1,
                                                                    1995) to
                                                                   December 31,
                                     1997            1996             1997
                                   ------           -----         --------------
Cash flows for operating
 activities:
  Net loss                     $  (908,449)    $ (1,014,879)      $ (1,923,598)
  Adjustments to reconcile
    net loss to net cash used
    for operating activities:
  Noncash compensation expense       1,620                               1,620
  Noncash issuance of common stock  15,000           18,250             36,350
  (Decrease)/increase in accounts
     payable                      (153,752)         174,726             20,974
  Decrease/(increase) in
     accounts receivable             9,350           (9,350)               -
                                  --------       -----------        ----------
Net cash used for operating
 activities                     (1,036,231)        (831,253)        (1,864,654)
                                -----------      -----------        -----------
Cash flows from financing activities:
  Proceeds from issuance of
  preferred stock                    -            1,000,000          2,000,000
                                 ----------       ---------         ----------
Net cash provided by financing
  activities                         -            1,000,000          2,000,000
                                 ----------      ----------         ----------
Net increase in cash and
  cash equivalents              (1,036,231)         168,747            135,346
                                -----------      ----------         ----------
Cash and cash equivalents,
  at beginning of period         1,171,577        1,002,830               -
                                -----------      ----------         ----------
Cash and cash equivalents,
  at end of period               $ 135,346       $1,171,577           $135,346
                                ==========       ==========          =========


The accompanying notes are an integral part of the financial statements.



                                VACTEX, INC.
                   (A Development Stage Enterprise)
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.	Nature of Business:
VacTex, Inc. (the "Company") (a development stage enterprise) is a Delaware Corporation which began operations on November 1, 1995, and is engaged in performing research in the field of immunology, with hopes of producing therapeutic and/or prophylactic vaccines to combat worldwide infectious diseases. Since its inception, the Company has devoted substantially all of its efforts establishing a new business and to carry on research and development activities.

The Company is subject to risks common to companies in the industry including, but not limited to, new technological innovations, dependence on key personnel, protection of proprietary technology, compliance with government regulations, uncertainty of market acceptance of products, product liability and the need to obtain financing.

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates continuity of operations, realization of assets and the satisfaction of liabilities in the normal course of business. The Company needs to obtain additional financing in 1998 to continue operations. The Company is pursuing potential investors, strategic partners, and corporate agreements. There can be no assurance that the Company will achieve its 1998 operating plan or that it will be able to obtain additional financing to provide the liquidity necessary for the Company to continue its operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

B.	Summary of Significant Accounting Policies:

Cash and Cash Equivalents

The Company considers all highly liquid investments with remaining maturities of three months or less at the time of acquisition to be cash equivalents. At December 31, 1996 cash equivalents include a Federal National Mortgage Association discount note with an effective yield of 5.22% which matured in 1997.

Concentration of Credit Risk

Cash and cash equivalents are financial instruments which potentially subject the Company to concentrations of credit risk. At December 31, 1997, substantially all of the Company's cash was invested in a single financial institution.

Research and Development Expense

Research and development costs are expensed as incurred.

Income Taxes

The Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities reflect the impact of temporary timing differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. A valuation allowance is required to offset any net deferred tax assets if, based upon available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

C.	Equity:

Common Stock

The Company has authorized 5,000,000 shares of common stock at a par value of $.01 per share. On November 1, 1995, the Company issued 310,000 shares ("founders shares") to eight individuals pursuant to the provisions of a Restricted Stock Purchase Agreement, in exchange for services provided by each individual prior to that date. As of December 31, 1997, the Company has 935,000 common shares outstanding.

Preferred Stock

The Company has authorized 2,500,000 shares of Series A Cumulative Convertible Redeemable Preferred Stock at a par value of $.01 per share. Dividends on each share of the Series A Preferred Stock accrue on a daily basis at the rate of $.10 per annum. The stock maintains a liquidation preference equal to $1.00 per share plus any accrued or declared but unpaid dividends.

The Company shall, unless waived by holders of at least 66 2/3% of the then outstanding shares of Series A Preferred Stock, redeem the following portions of the number of shares of Series A Preferred Stock from each holder requesting redemption:

                                       Percentage of shares
                                                 of
                 Redemption             Series A Preferred
                   Date                        Stock
                                        Then Outstanding to
                                                be
                                     Redeemed from each holder
                -----------          -------------------------

              December 31, 2001               33 1/3%
              December 31, 2003                 50%
              December 31, 2004                100%


The redemption price shall be $1.00 per share plus all accrued and unpaid dividends.

1995 Equity Incentive Plan

On December 18, 1995, the Board of Directors approved an equity incentive plan to attract and retain key employees and consultants. Awards under the plan may be for up to 1,000,000 shares of common stock. Stock options may be in the form of Incentive Stock Options (granted at fair market value) or Nonqualified Options (at a price determined by the Board of Directors), or may be in the form of restricted stock. Stock Appreciation Rights may be issued separately, or in tandem with an option.

Pursuant to the provisions of the Equity Incentive Plan (the "Plan"), on April 4, 1996 and September 18, 1996 the Board of Directors voted to grant nonqualified options to certain nonemployees to purchase
36,000 and 18,000 shares of common stock, respectively, which approximates the common stock's fair value. The options are immediately exercisable, are subject to a two-year repurchase restriction and have an exercise price of $.10 per share which approximates the common stock's fair value.

Pursuant to the provisions of the Plan, on March 6, 1997 and September 16, 1997 the Board of Directors voted to grant nonqualified options to a director and certain nonemployees to purchase 20,000 and 27,000 shares of common stock, respectively, having an exercise price of $.10 per share which approximates the common stock's fair value. The options are immediately exercisable, are subject to a two-year repurchase restriction and have an exercise price of $.10 per share.

At December 31, 1997 no options have been canceled or forfeited, none have been exercised and there were 101,000 options outstanding and exercisable under the Plan.

The Company applies Accounting Principles Board Opinion 25 and related interpretations in accounting for its Plan and, accordingly, compensation expense of $1,620 has been recorded in the year ended December 31, 1997 for options granted to nonemployees. Had compensation expense for employee options been determined based on the fair value at the grant date for options granted under the Plan consistent with the method of Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock-Based Compensation," the Company's net loss would have been as follows:

        Net Loss              December 31, 1997          December 31, 1996
        ---------             -----------------        -----------------
        As reported                $(908,449)              $(1,014,879)
        Pro forma                   (908,889)               (1,018,119)


The effects of applying SFAS 123 in this pro forma disclosure are not likely to be representative of the effects or reported net income for future years. Additional awards are anticipated in future years.

The fair value of each option grant was estimated on the date of grant using the minimum value option-pricing model. In computing these pro forma amounts, the Company has used the following weighted average assumptions:
                                December 31, 1997       December 31, 1996
                                -----------------       -----------------
      Risk-free interest rate         6.32%                6% - 6.6%
      Dividend yield                   0%                      0%
      Expected option life          4 years                 4 years
      Weighted average grant date
        fair value                    $.06                    $.06

D.	Collaborative Research and Development Agreements:

Procept

In January 1996, VacTex entered into a Sponsored Research Agreement with Procept, Inc., a biotechnology company, to provide research services relating to the development of novel vaccines based on discoveries licensed from the Brigham and Women's Hospital and Harvard Medical School relative to the CDI system of lipid antigen presentation.

Under the Sponsored Research Agreement, Procept will conduct specified research tasks on behalf of VacTex for which Procept will receive a combination of cash and equity in VacTex based on the number of full-time equivalent employees of Procept engaged in the research, but subject to maximum cash and stock limits. Currently, Procept has neither invested cash in, nor transferred technology to VacTex. At any time until the earlier of December 1997 or the termination of the Sponsored Research Agreement by VacTex, Procept may exercise an option to purchase all of the outstanding capital stock of VacTex at a fixed price. If Procept does not exercise this option, it must issue Procept common stock warrants to VacTex or its stockholders to purchase an aggregate of 100,000 shares of common stock at an exercise price of $3.50 per share.

For the year ended December 31, 1996, VacTex has research and development expenses totaling $562,500 related to Procept under this agreement which consists of $412,500 paid or payable in cash, and the issuance of 150,000 shares of VacTex common stock issued and recorded at ten cents per share.

For the year ended December 31, 1997, VacTex has research and development expenses totaling $315,183 related to Procept under this agreement which consists of $300,183 paid or payable in cash, and the issuance of 150,000 shares of VacTex common stock issued and recorded at ten cents per shares.

Brigham and Women's License Agreement

On January 8, 1996 VacTex entered into an exclusive license and research agreement with Brigham and Women's Hospital ("BWH") who owns the patent on certain technology. BWH wishes to have the vaccine perfected and marketed as soon as possible to make them available for public use, while VacTex will have the development and marketing skills to undertake the development, manufacture, and selling of the licensed product.

VacTex agrees to pay BWH the following:
	a)	$10,000 upon execution of the agreement
	b)	$20,000 on or before 1/1/98
	c)	$20,000 on or before 1/1/99
	d)	$20,000 on or before 1/1/00

In addition, VacTex is required to pay BWH a two percent royalty on the net sales, if any, of licensed products. In addition to royalty payments, VacTex is to pay BWH $100,000 upon the filing of the first IND for any licensed product and $500,000 upon approval by the FDA of the first NDA for a licensed product. Also, in addition to $10,000 of cash paid, VacTex has issued to BWH 325,000 shares of its Common Stock recorded at one cent per share pursuant to the signing of the license agreement. The agreement, unless extended, remains in effect until the expiration of the last to expire of the licensed patents or twenty years, whichever is longer. BWH has the right to terminate the license at any time after two years from the date of the agreement if VacTex is not demonstrably engaged actively pursuing the goals of the agreement, defined as VacTex expending $200,000 per year on said technology.

Brigham and Women's Research Agreement

VacTex has agreed to pay BWH in support of a two-year funded research program on February 8, 1996, undertaken by two employees of BWH as follows:
       a)      $100,000 upon execution of the research agreement, and;
       b) $100,000 on the first day of the next seven calendar quarters, for a total payment of $800,000 during the performance period.

For the years ended December 31, 1997 and 1996, VacTex has research and development expenses totaling $400,000 paid to BWH in cash pursuant to this research agreement.

On February 8, 1998, this agreement was amended to extend it until February 7, 1999. VacTex has agreed to pay $412,924 to B&W in support of a one-year funded research program undertaken by two employees of BWH as follows:
        a)      $103,231 upon execution of the amendment (February 8, 1998)
        b)      $103,231 due on May 8, 1998
        c)      $103,231 due on August 8, 1998
        d)      $103,231 due November 8, 1998

BWH can terminate the one-year agreement given thirty days' written notice if VacTex does not meet its financial obligation. VacTex can terminate the agreement given thirty-day written notice to BWH but remains obligated for a twelve-month period to pay salary continuance costs to the two BWH employees.

E.	Income Taxes:

Since the Company has incurred net losses since inception, no provision for income taxes has been recorded. Deferred income taxes consist principally of deferred tax assets relating to net operating losses and research and development credits offset by deferred tax liabilities relating to deprecation. The net deferred federal and state tax asset is approximately $878,000 for which a full valuation allowance has been provided.

At December 31, 1997, the Company had approximately $1,800,000 of net operating loss carryforwards available for income tax purposes. These net operating loss carryforwards will expire in 2011. However, changes in the Company's ownership as defined by the Internal Revenue Code may limit the Company's ability to utilize net operating loss and tax credit carryforwards.

(b) Pro Forma Financial Information.

                     Aquila Biopharmaceuticals, Inc.
              Unaudited Pro Forma Condensed Balance Sheets
                        As of December 31, 1997
                            (in thousands)


                               Historical  Historical   Pro Forma     Pro
                                 Aquila      VacTex   Adjustments  Forma Aquila
                               ----------  ---------- -----------  ------------
Cash, cash equivalents
and marketable securities        $16,897   $     135    $      -     $17,032

Total Assets                     $20,667   $     135    $      -     $20,802

Current liabilities              $ 2,417   $      21    $   100 (1)  $ 2,538

Long term obligations            $   364   $      -     $ 1,300 (2)  $ 1,664

Shareholders equity              $17,887   $    114     $ 8,337 (3)  $16,601
                                                        $(9,623)(4)
                                                        $  (114)(5)


(1) To reflect estimated acquisition costs of $100,000.
(2) To reflect the Debentures of $1.3 million.
(3) To record the issuance of 1,150,000 shares of Aquila common stock.
(4) To reflect the write off of the purchase of incomplete technology of $9.6 million.
(5) To reflect the elimination of VacTex equity.

                         Aquila Biopharmaceuticals, Inc.
                  Unaudited Pro Forma Statement of Operations
                     For the Year Ended December 31, 1997
                  (in thousands, except per share amounts)

                               Historical  Historical   Pro Forma     Pro Forma
                                 Aquila      VacTex    Adjustments     Aquila
                               ----------  ----------  -----------   ----------
Revenue                          $  6,928  $      -     $      -     $ 6,928

Operating cost and
  expenses                       $ 10,564  $    930     $      -     $11,494

Other income, net                $  4,370  $     22     $  (91) (1)  $ 4,301

Income/(loss) from
  continuing
  operations                     $    734  $   (908)    $  (91)      $ (265)

Gain on sale                     $    191  $       -    $     -      $   191

Net income/(loss)                $    925  $   (908)    $  (91)      $  (74)

EPS   Basic                      $   0.18  $  (1.08)                 $(0.01)
      Diluted                        0.18     (l.08)                  (0.01)

Shares outstanding

      Basic                         5,004       841       1,150 (2)   6,154
                                                          (841) (3)
      Diluted                       5,142       841       1,150 (2)   6,292
                                                          (841) (3)

(1) To reflect the accrual of interest on the Debentures.
(2) To record the issuance of 1,150,000 shares of Aquila common stock.
(3) To eliminate the VacTex shares outstanding.

(c) Exhibits.

2.1. Agreement and Plan of Merger by and among Aquila
Biopharmaceuticals, Inc., Aquila Acquisition, Inc. and VacTex,
Inc. dated April 13, 1998.  The Company will provide the
Commission with exhibits and schedules to the Agreement and Plan of Merger upon request.

4.1 Form of Debenture.

23.1	Consent of Coopers & Lybrand L.L.P.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           AQUILA BIOPHARMACEUTICALS, INC.



                                           By:_/s/James L. Warren__________
						    James L. Warren

Date:_April 22, 1998